Exhibit 99.1

Mattersight Announces Second Quarter 2012 Results

CHICAGO, IL, August 8, 2012 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the second quarter ended June 30, 2012.

Mattersight’s total services revenue was $7.9 million, including $6.6 million of subscription revenues. The Company realized an “Adjusted Earnings¹” loss of $1.8 million for the second quarter of 2012. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.6 million in the second quarter of 2012 and its operating loss from continuing operations² was $3.5 million.

Q2 Highlights

•	Grew subscription revenues by 32%, year over year, to $6.6 million

•	Increased total service revenues by 20%, year over year, to $7.9 million

•	Recorded managed services bookings of $19.4 million

•	Ended Q2 with a record managed services backlog³ of $104.6 million

•	Signed 5 new pilots, including 2 new logo customers

•	Ended Q2 with a record 17 pilots

•	Established a $10.0 million credit facility with Silicon Valley Bank

Q3 Guidance

Mattersight currently expects its total services revenues will be between $8.0 million and $8.3 million. Mattersight is currently 100% sold to $8.3 million.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, August 8, 2012. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 14562298.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until September 8, 2012, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 14562298.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight’s Behavioral Analytics service captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to improve operational performance and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s applications are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities and Government. See What Matters™ by visiting www.Mattersight.com.

1	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	On May 28, 2011, the company divested its Integrated Contact Solutions (“ICS”) business unit and “eLoyalty” registered trademark / trade name to a subsidiary of TeleTech Holdings, Inc. As a result of this divestiture, the company has classified the ICS business unit as discontinued operations and the associated results of operations, financial position, and cash flows have been separately recorded as appropriate.

8.7.12 | p. 2

3	Mattersight uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $17.0m in 2012; $31.5m in 2013; $23.6m in 2014; $17.3m in 2015; and $15.2m in 2016 and thereafter.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Revenue:
Behavioral Analytics revenue	$7,557	$6,288	$16,113	$12,255
Other revenue	376	339	721	919

Total services revenue	7,933	6,627	16,834	13,174
Reimbursed expenses	102	76	200	153

Total revenue	8,035	6,703	17,034	13,327
Operating expenses:
Cost of Behavioral Analytics revenue	2,947	2,894	6,135	5,656
Cost of other revenue	187	254	391	596

Cost of services	3,134	3,148	6,526	6,252
Reimbursed expenses	102	76	200	153

Total cost of revenue, exclusive of depreciation and amortization:	3,236	3,224	6,726	6,405
Sales, marketing and development	5,447	4,764	10,631	9,630
General and administrative	2,007	2,614	3,963	5,369
Severance and related costs	14	(434)	693	(430)
Depreciation and amortization	755	820	1,622	1,595

Total operating expenses	11,459	10,988	23,635	22,569

Operating loss	(3,424)	(4,285)	(6,601)	(9,242)
Interest and other (expense) income, net	(113)	(53)	(215)	78

Loss from continuing operations before income taxes	(3,537)	(4,338)	(6,816)	(9,164)
Income tax (provision) benefit	(11)	3,563	(21)	3,628

Loss from continuing operations	(3,548)	(775)	(6,837)	(5,536)
(Loss) income from discontinued operations, net of tax	(23)	28,065	(104)	28,187

Net (loss) income	(3,571)	27,290	(6,941)	22,651
Dividends related to Series B Stock	(148)	(317)	(297)	(634)

Net (loss) income available to common stockholders	$(3,719)	$26,973	$(7,238)	$22,017

Per common share:
Basic loss from continuing operations	$(0.23)	$(0.08)	$(0.45)	$(0.44)

Basic (loss) income from discontinued operations	$(0.00)	$1.99	$(0.01)	$2.01

Basic net (loss) income available to common stockholders	$(0.23)	$1.91	$(0.46)	$1.57

Per common share:
Diluted loss from continuing operations	$(0.23)	$(0.08)	$(0.45)	$(0.44)

Diluted (loss) income from discontinued operations	$(0.00)	$1.99	$(0.01)	$2.01

Diluted net (loss) income available to common stockholders	$(0.23)	$1.91	$(0.46)	$1.57

Shares used to calculate basic net loss per share	15,966	14,111	15,858	14,032

Shares used to calculate diluted net loss per share	15,966	14,111	15,858	14,032

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$5	$7	$11	$14
Sales, marketing and development	557	899	1,254	1,771
General and administrative	314	680	714	1,230
Severance and related costs	—	—	268	—
Discontinued operations	—	1,491	—	1,568

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net (loss) income	$(3,571)	$27,290	$(6,941)	$22,651
Other comprehensive loss:
Effect of currency translation	(7)	(24)	(2)	(116)

Comprehensive net (loss) income	$(3,578)	$27,266	$(6,943)	$22,535

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30, 2012	December 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$20,474	$29,408
Restricted cash	—	1,500
Receivables (net of allowances of $10 and $13)	1,822	2,540
Prepaid expenses	6,739	5,302
Other current assets	548	288

Total current assets	29,583	39,038
Equipment and leasehold improvements, net	4,535	4,271
Goodwill	972	972
Intangibles, net	239	238
Other long-term assets	4,328	4,746

Total assets	$39,657	$49,265

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$3,691	$3,567
Accounts payable	1,520	812
Accrued compensation and related costs	1,201	1,382
Unearned revenue	6,381	9,783
Other current liabilities	3,848	3,673

Total current liabilities	16,641	19,217
Long-term unearned revenue	2,350	3,036
Other long-term liabilities	860	1,401

Total liabilities	19,851	23,654

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,650,875 and 1,670,696 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively, with a liquidation preference of $8,714 and $8,819 at June 30, 2012 and December 31, 2011, respectively	8,419	8,521

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,174,618 and 18,037,552 shares issued at June 30, 2012, and at December 31, 2011, respectively; and 16,945,330 and 16,935,204 outstanding at June 30, 2012 and December 31, 2011, respectively	182	180
Additional paid-in capital	214,653	212,618
Accumulated deficit	(192,720)	(185,779)
Treasury stock, at cost, 1,229,288 and 1,102,348 shares at June 30, 2012 and December 31, 2011, respectively	(6,688)	(5,891)
Accumulated other comprehensive loss	(4,040)	(4,038)

Total stockholders’ equity	11,387	17,090

Total liabilities and stockholders’ equity	$39,657	$49,265

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 30, 2012	July 2, 2011
Cash Flows from Operating Activities:
Net (loss) income	$(6,941)	$22,651
Less: net (loss) income from discontinued operations	(104)	28,187

Net loss from continuing operations	(6,837)	(5,536)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	1,622	1,595
Stock-based compensation	1,979	3,015
Severance and related costs	268	—
Other	(2)	12
Changes in assets and liabilities:
Receivables	720	(234)
Prepaid expenses	(1,035)	(2,186)
Other assets	(276)	97
Accounts payable	708	731
Accrued compensation and related costs	(181)	(169)
Unearned revenue	(4,088)	435
Other liabilities	(195)	(4,227)

Total adjustments	(480)	(931)

Net cash used in continuing operations	(7,317)	(6,467)
Net cash used in discontinued operations	(179)	(4,685)

Net cash used in operating activities	(7,496)	(11,152)

Cash Flows from Investing Activities:
Capital expenditures and other	(900)	(605)

Net cash used in continuing investing activities	(900)	(605)
Net cash (used in) provided by discontinued investing activities	—	33,939

Net cash (used in) provided by investing activities	(900)	33,334

Cash Flows from Financing Activities:
Proceeds from line of credit	3,691	—
Decrease (increase) in restricted cash	1,500	(17,140)
Purchase of shares of Series B Stock	(3,743)	—
Principal payments under capital lease obligations	(1,070)	(989)
Acquisition of treasury stock	(797)	(513)
Payment of Series B Stock dividends	(300)	(1,901)
Fees from issuance of common stock	(49)	—
Proceeds from stock compensation and employee stock purchase plans, net	233	62

Net cash used in continuing financing activities	(535)	(20,481)
Net cash used in discontinued financing activities	—	(678)

Net cash used in financing activities	(535)	(21,159)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	(3)	(69)
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	—	(233)

Effect of exchange rate changes on cash and cash equivalents	(3)	(302)

(Decrease) increase in cash and cash equivalents	(8,934)	721
Cash and cash equivalents, beginning of period	29,408	20,872

Cash and cash equivalents of continuing operations, end of period	$20,474	$21,593

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$987	$2,081
Capital equipment purchased on credit	987	2,081
Supplemental Disclosures of Cash Flow Information:
Interest paid	$214	$87

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
GAAP — Operating loss	$(3,424)	$(4,285)	$(6,601)	$(9,242)

Add back (reduce) the effect of:
Stock-based compensation	876	1,586	1,979	3,015
Severance and related costs	14	(434)	693	(430)
Depreciation and amortization	755	820	1,622	1,595

Adjusted earnings measure — (loss)	$(1,779)	$(2,313)	$(2,307)	$(5,062)

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